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                                                                    EXHIBIT 3.20


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      GREAT SALT LAKE MINERALS CORPORATION


          The undersigned officers, Marschall I. Smith and Rose Marie Williams, Vice President and Assistant Secretary, and Secretary, respectively of Great Salt Lake Minerals Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1. Article FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

          "FIRST: The name of the corporation is IMC Kalium Ogden Corp."

2. This Certificate of Amendment was duly adopted by unanimous consent of the directors and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the General Corporation Law of the State of Delaware,

          IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 18th day of June, 1998.

                                                 GREAT SALT LAKE MINERALS
                                                 CORPORATION


                                                 By: ___________________________
                                                      Marschall I. Smith
                                                      Vice President and
                                                      Assistant Secretary

ATTEST:


By: _______________________
    Rose Marie Williams
    Secretary